                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                  AZURIX CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                                 [AZURIX LOGO]

                                  AZURIX CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 June 13, 2000

TO OUR SHAREHOLDERS:

     Notice is hereby given that the 2000 Annual Meeting of Shareholders of Azurix Corp. will be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 10:00 a.m. Houston time on Tuesday, June 13, 2000, for the following purposes:

          1. To elect two directors to a term of office expiring at the annual meeting of shareholders in 2003 and until their respective successors are duly elected and qualified;

          2. To consider and vote upon a proposal to approve and adopt the Azurix Corp. 1999 Stock Plan in order to qualify grants under the plan as performance-based compensation;

          3. To ratify the appointment of Arthur Andersen LLP, independent public accountants, as Azurix's auditors for the year ending December 31, 2000; and

          4. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     Holders of record of Azurix common stock at the close of business on April 17, 2000, will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof.

     Whether or not you plan to attend the meeting, you are requested to sign and return the enclosed proxy, for which a postage-paid, return envelope is enclosed. The proxy must be signed and returned in order to be counted.

                                            By Order of the Board of Directors,

                                            PEGGY B. MENCHACA
                                            Vice President and Secretary

Houston, Texas
May 1, 2000

                                 [AZURIX LOGO]

                                  AZURIX CORP.

                                PROXY STATEMENT

     This proxy statement and the accompanying form of proxy are being furnished to the shareholders of Azurix Corp. ("Azurix") in connection with a solicitation of proxies by the Board of Directors of Azurix to be used at the 2000 Annual Meeting of Shareholders to be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 10:00 a.m. Houston time on Tuesday, June 13, 2000. The mailing address of the principal executive offices of Azurix is 333 Clay Street, Suite 1000, Houston, Texas 77002-7369. This proxy statement and the related proxy are being first sent or given to shareholders on or about May 1, 2000.

     All shares represented by a properly executed proxy in the accompanying form received in time for the meeting, and not revoked, will be voted. Unless the shareholder otherwise specifies therein, such shares will be voted by the persons named as proxy holders:

          FOR the election of the two nominees for director named in this proxy statement;

          FOR approval of the Azurix Corp. 1999 Stock Plan; and

          FOR ratification of the appointment of Arthur Andersen LLP as Azurix's auditors for the year ending December 31, 2000.

     Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by Azurix's Corporate Secretary before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the meeting in accordance with the instructions specified thereon. Shareholders attending the meeting may revoke their proxies and vote in person.

RECORD DATE AND VOTING AT THE MEETING

     Holders of record at the close of business on April 17, 2000, the record date, of Azurix's common stock (the "Common Stock") will be entitled to one vote per share on all matters submitted to the meeting. At the close of business on the record date, there were issued and outstanding 117,149,885 shares of Common Stock entitled to vote. The holders of a majority of the shares entitled to vote, whether present or represented by proxy, will constitute a quorum for the transaction of business at the meeting. There are no other voting securities outstanding.

     Directors will be elected by a plurality of the votes cast at the meeting. This means the two management nominees will be elected if they receive more affirmative votes than any other nominees. A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the two management nominees unless the proxy contains instructions to the contrary. Abstentions and broker nonvotes will not be counted and will have no effect on the outcome of the vote for directors. A broker nonvote occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the beneficially owners have not instructed the broker on how to vote on such proposals and the broker does not have discretionary authority to vote in the absence of instructions.

     Approval of the Azurix Corp. 1999 Stock Plan and ratification of Arthur Andersen LLP as Azurix's auditors for the year ending December 31, 2000 each require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting. For these proposals, an abstention will have the same legal effect as a vote against the proposal. Broker nonvotes will not be counted as a vote for or against these proposals.

ANNUAL REPORT

     Azurix's annual report to shareholders for the year ended December 31, 1999, including financial statements, is being mailed herewith to all shareholders entitled to vote at the annual meeting. The annual report does not constitute a part of the proxy soliciting material.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     In accordance with Azurix's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each of which serves for a three-year term. Two directors are to be elected at the meeting. John H. Duncan and Joseph W. Sutton are being nominated to serve until the annual meeting of shareholders to be held in 2003 and until their respective successors have been duly elected and qualified. Each of the nominees currently serves as a director of Azurix. Although the Board of Directors does not expect either of the nominees to become unable to serve, if such a situation should occur before the meeting, it is expected that either (a) the persons named in the proxy will vote for another nominee designated by the Board of Directors, or (b) the authorized number of directors will be reduced accordingly. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. Shareholders may not cumulate their votes in the election of directors.

     The following information regarding the nominees for director and the other directors, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees and other directors.

     Nominees for director for three-year terms ending in 2003:

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THESE NOMINEES.

JOHN H. DUNCAN                                               Director since March 1999
PRIVATE INVESTOR                                                                Age 72

    Mr. Duncan's principal occupation has been investments since 1990. Mr. Duncan is also a director of Enron Corp., EOTT Energy Corp. (the general partner of EOTT Energy Partners, L.P.) and Group I Automotive Inc.

JOSEPH W. SUTTON                                             Director since March 1999
VICE CHAIRMAN, ENRON CORP.                                                      Age 52

    Mr. Sutton is Vice Chairman of Enron Corp. Mr. Sutton served as President of Enron International, Inc. from January 1996 to July 1999, and as its Chief Executive Officer from May 1998 to July 1999. From January 1996 to May 1998, he also served as Enron International's Chief Operating Officer. From 1995 to January 1996, Mr. Sutton served as President and Chief Operating Officer and from 1992 to 1995 was a Vice President of Enron Development Corp. Before joining Enron Development Corp., Mr. Sutton served as a career officer in the U.S. Army.

     Directors continuing in office until 2001:

JEFFREY K. SKILLING                                       Director since November 1998
PRESIDENT AND CHIEF OPERATING OFFICER, ENRON CORP.                              Age 46

    Mr. Skilling has served as President and Chief Operating Officer of Enron since January 1997. From January 1991 until December 1996, he served as Chairman and Chief Executive Officer of Enron

    North America Corp. and its predecessor companies. Mr. Skilling is also a director of Enron Corp. and the Houston Branch of the Federal Bank of Dallas.


JOHN WAKEHAM                                                 Director since March 1999
FORMER U.K. SECRETARY OF STATE FOR ENERGY AND LEADER OF                         Age 67
THE HOUSES OF LORDS AND COMMONS

    Lord Wakeham is a retired former U.K. Secretary of State for Energy and Leader of the Houses of Commons and Lords. He served as a Member of Parliament from 1974 until his retirement from the House of Commons in April 1992. Prior to his government service, Lord Wakeham managed a large private practice as a chartered accountant. In the United Kingdom, he is currently Chairman of the Press Complaints Commission and Chairman or Director of a number of publicly traded U.K. companies. Lord Wakeham is also a director of Enron Corp.

     Directors continuing in office until 2002:

KENNETH L. LAY                                            Director since November 1998
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER,                              Age 58
ENRON CORP.

    Mr. Lay has been Chairman of the Board and Chief Executive Officer of Enron Corp. for over five years. Mr. Lay is also a Director of Eli Lilly and Company, Compaq Computer Corporation, EOTT Energy Corp. (the general partner of EOTT Energy Partners, L.P.), Questia Media, Inc. and Trust Company of the West.


REBECCA P. MARK                                                Director since July 1998
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER                                Age 45

    Ms. Mark has served as Chairman and Chief Executive Officer of Azurix since July 1998. She served as Vice Chairman of Enron from May 1998 to July 1999, as Chairman of Enron International Inc. from January 1996 to July 1998, as Chairman and Chief Executive Officer of Enron Development Corp. from July 1991 to July 1998 and Chairman of Enron Development Corp. from July 1991 to January 1999. She was also Chief Executive Officer of Enron International Inc. from January 1996 to May 1998 and Vice President and Chief Development Officer of Enron Power Corp. from July 1990 to July 1991. Enron International Inc., Enron Development Corp. and Enron Power Corp. are wholly owned subsidiaries of Enron. Ms. Mark is also a director of Enron Corp. and is a member of the Council on Foreign Relations and The Chase Manhattan Corp. National Advisory Board.


HERBERT S. WINOKUR, JR.                                       Director since April 1999
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER,                               Age 56
CAPRICORN HOLDINGS, INC.

    Mr. Winokur is Chairman and Chief Executive Officer of Capricorn Holdings, Inc., a private investment company, and Managing General Partner of Capricorn Investors, L.P., Capricorn Investors II, L.P. and Capricorn Investors III, L.P., private investment partnerships concentrating on investments in restructure situations, organized by Mr. Winokur in 1987, 1994 and 1999, respectively. Prior to his current appointment, Mr. Winokur was Senior Executive Vice President and a director of Penn Central Corporation. Mr. Winokur is also a director of Enron Corp., The WMF Group, Ltd., Mrs. Fields' Holding Company, Inc., CCC Information Services Group, Inc. and DynCorp.

COMMITTEES OF THE BOARD AND MEETINGS

     The Board of Directors has established an Executive Committee, an Audit and Finance Committee, a Corporate Governance Committee and a Human Resources and Compensation Committee. The Board of Directors held three regularly scheduled meetings and two special meetings during the year ended December 31, 1999. During 1999, each director attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he or she serves.

     Executive Committee. The Executive Committee possesses all of the powers of the Board of Directors except where restricted by Azurix's bylaws or by applicable law. During the year ended December 31, 1999, the Executive Committee met two times. The Executive Committee is currently composed of Messrs. Lay (Chairman) and Winokur and Ms. Mark.

     Audit and Finance Committee. The Audit and Finance Committee reviews and reports to the Board of Directors with respect to the selection, retention, termination and terms of engagement of the independent public accountants, and maintains communications among the Board of Directors, the independent public accountants and Azurix's internal accounting staff with respect to accounting and audit procedures. The Audit and Finance Committee also reviews, with management and the independent auditors, Azurix's annual financial statements, the adequacy of its internal accounting and control procedures and policies and related matters. This committee periodically reviews the results of capital expenditures and investments previously approved by the Board of Directors to assess how the actual results compare with the original projections. This committee may review other financial matters when requested by the Board of Directors or by management. During the year ended December 31, 1999, the Audit and Finance Committee met two times. The Audit and Finance Committee is currently composed of Messrs. Winokur (Chairman) and Duncan.

     Corporate Governance Committee. The Corporate Governance Committee coordinates the functioning of the Board of Directors, including assessing the membership of the Board of Directors and reviewing its processes and procedures. This committee reviews on a periodic basis with the Chief Executive Officer Azurix's organizational structure and corporate governance mechanisms. During the year ended December 31, 1999, the Corporate Governance Committee met two times. The Corporate Governance Committee is currently composed of Lord Wakeham (Chairman) and Messrs. Lay and Sutton.

     Human Resources and Compensation Committee. The Human Resources and Compensation Committee's responsibility is to assure that senior executives of Azurix and its wholly owned subsidiaries and members of the Board of Directors are compensated effectively in a manner consistent with Azurix's stated compensation strategy, internal equity considerations, competitive practices and within the requirements of the appropriate regulatory bodies. This committee reviews with the Chief Executive Officer matters relating to management development and management succession. The committee also administers the Azurix stock plan and reviews employee benefit programs and approves changes, where appropriate. During the year ended December 31, 1999, the Human Resources and Compensation Committee met three times. The Human Resources and Compensation Committee is currently composed of Messrs. Duncan (Chairman) and Winokur.

CORPORATE GOVERNANCE GUIDELINES

     On August 9, 1999, the Board of Directors adopted the Corporate Governance Guidelines of the Board of Directors of Azurix. The Corporate Governance Guidelines set forth procedures and guidelines to assist the Board of Directors in discharging its responsibilities to Azurix and its shareholders. The Corporate Governance Guidelines impose the following obligations on the Board of
Directors: (i) approval of requirement of legal and ethical conduct by Azurix, its officers and employees and (ii) approval of Azurix's corporate strategy and major management initiatives including general oversight of Azurix's business. In addition, the Corporate Governance Guidelines set forth guidelines for selection, compensation and evaluation of the Board of Directors and senior executives of Azurix and require a succession plan with respect to senior executives.

DIRECTORS' COMPENSATION

     On the date of Azurix's initial public offering, each nonemployee director of Azurix received a grant of options to purchase 12,000 shares of Common Stock. Each nonemployee director who served as chairman of a committee received an additional 1,500 options. These grants were made under the Azurix Corp. 1999 Stock Plan at an exercise price of $19.00 per share, the initial public offering price to shareholders. The number of options granted was determined using a Black-Scholes equivalent theoretical stock option value and are exercisable for 10 years. Nonemployee director's compensation (annual service and meeting fees) is targeted at the 75th percentile of the market for companies of similar size to Azurix and is paid 100% in options to purchase shares of Common Stock. Nonemployee director grants are made annually following Azurix's annual meeting of shareholders and approval by the Board of Directors. If an individual is appointed to the Board of Directors at a time other than the annual meeting of shareholders, the newly appointed director may receive a grant of options at the time such individual joins the board. Employee directors do not receive additional compensation for serving on the Board of Directors or its committees.

                             STOCK OWNERSHIP TABLES

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning each person known by Azurix to own beneficially more than 5% of the outstanding voting shares of Azurix's Common Stock as of February 29, 2000.

                                                           BENEFICIAL OWNERSHIP
                                                           --------------------
NAME AND ADDRESS OF BENEFICIAL OWNERS                        SHARES     PERCENT
-------------------------------------                      ----------   -------
Atlantic Water Trust(1)(2)
  c/o Wilmington Trust Company
  Rodney Square North
  1100 North Market Street
  Wilmington, Delaware 19890-0001
Enron Corp.(2)
  1400 Smith Street                                        78,536,532    67.0%
  Houston, Texas 77002
Marlin Water Trust(2)
  c/o Wilmington Trust Company
  Rodney Square North
  1100 North Market Street
  Wilmington, Delaware 19890-0001

---------------

(1) Atlantic Water Trust is a Delaware business trust. Atlantic Water Trust holds 67.0% of Azurix's Common Stock.

(2) Each of Enron Corp., an Oregon corporation, and Marlin Water Trust, a Delaware business trust, has a 50% voting interest in Atlantic Water Trust, and each may be deemed to beneficially own all of the Azurix shares owned by Atlantic Water Trust because of certain shared voting and dispositive powers. Please read "Atlantic Water Trust."

ATLANTIC WATER TRUST

     Atlantic Water Trust, a Delaware business trust, currently owns 78,536,532 shares of Common Stock. Each of Enron and Marlin Water Trust owns a 50% voting interest in Atlantic Water Trust. Each of Marlin Water Trust and Enron has the right and power at all times to appoint up to 50% of the members of the board of directors of Atlantic Water Trust. Holders of Marlin Water Trust trust certificates are entitled to exercise Marlin Water Trust's appointment rights. If the Marlin Water Trust certificateholders defer exercising their appointment rights, Enron has the right to appoint such members, but Marlin Water Trust has the right, at any time, without cause, to remove any such members. To date, Enron has appointed all of the directors of Atlantic Water Trust.

     As long as Atlantic Water Trust owns a majority of Azurix's outstanding voting stock, Marlin Water Trust has the right to direct Atlantic Water Trust to elect or replace a percentage of Azurix's directors equal to 50% minus the percentage of Azurix's outstanding voting stock held by persons other than Atlantic Water Trust, Enron and its affiliates. Furthermore, Marlin Water Trust, with the consent of the holders of a majority of Azurix's outstanding voting stock held by persons other than Atlantic Water Trust, Enron and its affiliates, has the right to direct Atlantic Water Trust to elect or replace half of Azurix's directors. In the event that Azurix were to issue a class of preferred stock, then, in each case, Marlin Water Trust's right to designate directors would be reduced by the number of directors that may be elected by the Azurix preferred stock holders entitled to elect directors as a class. Enron has the right to direct Atlantic Water Trust to elect or replace the other half of Azurix's directors. In all other circumstances, the board of directors of Atlantic Water Trust will direct the voting of Atlantic Water Trust's shares of Common Stock. Under the terms of the Atlantic Water Trust agreement, Enron can be prevented from appointing more than half of Azurix's directors at any time. A copy of the Amended and Restated Trust Agreement of Atlantic Water Trust has been filed with the Securities and Exchange Commission as an exhibit to Azurix's Registration Statement on Form S-1 relating to Azurix's initial public offering on June 9, 1999.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Azurix Common Stock and Enron common stock beneficially owned (unless otherwise indicated) by Azurix's directors, the named executive officers in the Summary Compensation Table below who are currently serving in such capacity, and all directors and executive officers of Azurix as a group, as of February 29, 2000:

                                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                    -----------------------------------------
                                                                                  SOLE VOTING
                                                    SOLE VOTING   SHARED VOTING   AND LIMITED
                                                        AND            AND           OR NO
                                                    INVESTMENT     INVESTMENT     INVESTMENT    PERCENT
TITLE OF CLASS                 NAME                 POWER(1)(2)    POWER(1)(2)    POWER(3)(4)   OF CLASS
--------------                 ----                 -----------   -------------   -----------   --------
Azurix Corp.
Common Stock     Rebecca P. Mark..................     550,100                                    *
                 Colin F. Skellett................     202,500          2,500                     *
                 Amanda K. Martin.................     265,000                                    *
                 John C. Ale......................      64,500                                    *
                 John H. Duncan...................      10,000                                    *
                 Kenneth L. Lay(5)................      10,000                                    *
                 Jeffrey K. Skilling(5)...........      20,000                                    *
                 Joseph W. Sutton(5)..............      20,000                                    *
                 John Wakeham.....................       1,000                                    *
                 Herbert S. Winokur, Jr...........      22,500                                    *
                 All directors and executive
                   officers as a group (12
                   persons).......................   1,237,350(5)       2,500                   1.05%

Enron Corp.
Common Stock(6)  Rebecca P. Mark..................     104,240                       31,432       *
                 Amanda K. Martin.................     116,804                        2,791       *
                 John C. Ale......................       2,390                                    *
                 John H. Duncan...................     168,962         58,000           180       *
                 Kenneth L. Lay...................   5,275,145      2,396,912(7)    267,532      1.09%
                 Jeffrey K. Skilling..............   2,282,101                      293,571       *
                 Joseph W. Sutton.................   1,098,487            908       130,885       *
                 John Wakeham.....................      14,112                          321       *
                 Herbert S. Winokur, Jr...........     104,865         12,000(8)        180       *
                 All directors and executive
                   officers as a group (12
                   persons).......................   9,173,609      2,468,155       736,547      1.69%

---------------

 *  less than 1%

(1) With respect to Azurix Common Stock, includes shares subject to stock options exercisable within 60 days after February 29, 2000, as follows: Ms. Mark, 500,000 shares; Mr. Skellett, 200,000 shares; Ms. Martin, 250,000 shares; Mr. Ale, 62,500 shares; and all directors and executive officers as a group, 1,082,750 shares.

(2) With respect to Enron common stock, includes shares subject to stock options exercisable within 60 days after February 29, 2000, as follows: Ms. Martin, 116,804 shares; Mr. Ale, 2,390 shares; Mr. Duncan, 41,088 shares, for which he has shared voting and investment power for 38,160 shares; Mr. Lay, 5,234,145 shares, for which he has shared voting and investment power for 1,615,330 shares; Mr. Skilling, 1,360,010 shares; Mr. Sutton, 891,514 shares; Lord Wakeham, 12,048 shares; Mr. Winokur, 33,728 shares; and all directors and executive officers as a group, 7,698,227 shares.

(3) With respect to Enron common stock, includes restricted shares held under Enron's 1991 and 1994 Stock Plans for certain individuals. Participants in these plans have sole voting power and no investment power for restricted shares awarded under the plans until such shares vest in accordance with the plans' provisions. After vesting, the participant has sole investment and voting powers.

(4) With respect to Enron common stock, includes shares held under the Enron Savings Plan and/or Enron Corp. Employee Stock Ownership Plan. Participants under the saving plan instruct the savings plan trustee as to how the participant's shares should be voted. Additionally, participants have limited investment power with respect to shares in the savings plan. Participants in the stock ownership plan have sole voting power and no investment power prior to distribution of shares from the plan.

(5) Does not include 78,536,532 shares owned by Atlantic Water Trust with respect to which Enron has shared voting and dispositive power. Messrs. Lay, Skilling and Sutton in their capacities as Chairman of the Board and Chief Executive Officer, as President and Chief Operating Officer and as Vice Chairman, respectively, of Enron may be deemed to beneficially own such shares as a result of their positions with Enron.

(6) Enron Corp., an Oregon corporation, has a 50% voting interest in Atlantic Water Trust, and may be deemed to beneficially own all of the Azurix shares owned by Atlantic Water Trust because of certain shared voting and dispositive powers. Please read "Atlantic Water Trust" above.

(7) Includes 482,200 shares held in a charitable foundation in which Mr. Lay has no pecuniary interest.

(8) Shares held in a charitable foundation in which Mr. Winokur has no pecuniary interest.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report has been provided by Azurix's Human Resources and Compensation Committee (the "Committee") of the Board of Directors in accordance with current proxy statement disclosure requirements. The members of the Committee are John H. Duncan (Chairman) and Herbert S. Winokur, Jr.

     This material states Azurix's current overall compensation philosophy and program objectives. Detailed descriptions of Azurix's compensation programs are provided as well as information on Azurix's 1999 pay levels for the Chief Executive Officer (the "CEO").

OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     Azurix's compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide competitive levels of compensation, at expected levels of performance, in order to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between Azurix's executives and shareholders such that a significant portion of each executive's compensation is directly linked to maximizing shareholder value.

     In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to Azurix's success. As such, Azurix attempts to provide incentive pay that varies based on corporate and individual performance.

     To accomplish these objectives, the Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives and long-term incentives (i.e., stock options). Certain other executive benefits are also provided. The following sections describe Azurix's plans by element of compensation and discuss how each component relates to Azurix's overall compensation philosophy.

     In reviewing this information, reference is often made to the use of competitive market data. Azurix does not target a specific level of the market for determining pay; rather, it reviews market data from the 50th to 90th percentiles and evaluates performance in determining incentive compensation levels. Several market data sources are used by Azurix. As a start-up company in an acquisition growth mode, there was no effort made to assess how Azurix's executive pay levels compared to the levels of pay provided by the companies in the proxy peer group that is used in Azurix's total shareholder return graph, since these companies vary significantly in size and scope of operations. Instead, Azurix primarily utilized published survey data and data obtained from independent consultants that are for general industry companies similar in size (i.e., revenues) to Azurix. The published surveys include data on over 50 companies of comparable size to Azurix, as measured by revenues. Emphasis is placed on the published data and data obtained from consultants rather than on the data for proxy peers, since the published data and consulting data are reflective of company size.

BASE SALARY PROGRAM

     Azurix's base salaries for named executive officers, in aggregate, fall at the market 50th percentile. Azurix periodically reviews its executive pay levels to assess consistency with the external market. We believe it is crucial to provide competitive salaries over time in order to attract and retain executives who are highly talented and capable of creating added shareholder value.

     Annual salary adjustments for Azurix are based on several factors: general levels of market salary increases, individual performance, competitive base salary levels and Azurix's overall financial results. Azurix reviews performance considering total shareholder return, the level of recurring earnings, cash flow and individual performance. These criteria are assessed qualitatively and are not weighted. All base salary increases are based on a philosophy of pay-for-performance and perceptions of an individual's long-term value to Azurix. As a result, employees with higher levels of performance sustained over time will be paid correspondingly higher salaries.

ANNUAL BONUS PLAN

     In 1999, Azurix did not have in place a formal annual bonus plan. Instead, given that Azurix was in its first year of operation, the Committee evaluated Azurix's level of recurring earnings and cash flow and determined that no cash bonuses should be paid to named executive officers of Azurix for 1999 results. In making this determination, the Committee took into account that Azurix's performance on other factors (such as share price) fell well below expectations. Thus, the zero cash bonus payments emphasized Azurix's philosophy of pay-for-performance.

     In December 1999, Azurix made a stock option grant to named executive officers (other than the CEO). These grants had an expected value of about 50%-60% of the target bonus for the officers. These awards were intended to provide incentive opportunities tied to share price growth in lieu of any cash bonuses for named executive officers. These December 1999 grants vest at the end of six years, but vesting is accelerated if certain recurring net income objectives as agreed to by the Board of Directors are achieved.

     Azurix has put in place a short-term incentive plan structure for the year 2000, excluding the CEO, that is tied to company financial results and individual performance. This plan provides for 50% of an employee's annual incentive opportunity to be tied to individual goals that are operational and financial in nature. This portion of the annual incentive will be payable in cash. The remaining 50% of the annual incentive opportunity (on an expected value basis) will be payable in Azurix stock options. These stock options vest in 2006; however, vesting is accelerated if Azurix achieves certain net income objectives tied to Azurix's business plan. Thus, employees will receive value from this portion of the annual incentive program only if Azurix's stock price rises, and employees will be able to exercise these options before six years after grant only if a net income objective as established annually by the Board of Directors is achieved. The CEO's bonus plan is based upon the accomplishment of company and individual goals and objectives with payments purely at the discretion of the Committee.

LONG-TERM INCENTIVE PLAN

     Azurix's Long-Term Incentive Plan ("LTIP") is designed to focus executive efforts on the long-term goals of Azurix and to maximize total return to our shareholders. While Azurix's LTIP allows the Committee to use a variety of long-term incentive devices, to date the Committee has relied solely on stock option awards to provide long-term incentive opportunities to named executive officers. (However, a limited number of restricted shares were issued to selected Azurix executives to replace cash balance plan retirement benefits that Azurix terminated in 1999.)

     Stock options align the interests of employees and shareholders by providing value to the executive through stock price appreciation only. All stock options have a 10-year term before expiration and the most recent grants are fully vested over a period of three to six years from the date of grant.

     Stock options were granted to the named executive officers in 1999 and it is anticipated that stock option awards will be made periodically at the discretion of the Committee in the future. The stock option grants made in February 1999 were front-loaded multi-year awards equal to about three times the market 75th percentile. This grant was intended to provide management with a significant stake in creating shareholder value. The three-year front-load feature of the grant is consistent with the common market practice of making large front-loaded grants at the time of an initial public offering ("IPO"). The market price of Azurix Common Stock is currently below the exercise price of these options.

     Azurix also made a special grant of 50,000 options each to Ms. Martin and Mr. Skellett in December 1999 to recognize their performance and expected future contributions to Azurix. These options vest at the end of six years; however, vesting is accelerated if certain recurring net income objectives as agreed to by the Board of Directors are achieved.

     The Committee believes stock options are an important part of Azurix's total executive pay program, since employees only receive income from the options if Azurix's share price rises.

STOCK OWNERSHIP

     As a part of aligning rewards to executives and returns to shareholders, in February 2000, the Committee approved stock ownership guidelines providing that, within two years, the Chairman and CEO be required to own Azurix stock having a value equal to at least two times her annual base salary and each other Section 16(b) officer (as defined by the Securities Exchange Act of 1934, as amended) is required to own Azurix stock having a value equal to at least 50% of his or her annual base salary. For purposes of these guidelines, ownership includes grants of restricted stock but does not include grants of stock options.

1999 CHIEF EXECUTIVE OFFICER PAY

     As previously described, the Committee considers several factors in developing an executive's compensation package. For the CEO, these include competitive market practices (consistent with the philosophy described for other executives), experience, achievement of strategic goals and the financial success of Azurix.

     Ms. Mark's annual salary was not adjusted in 1999. The CEO's base salary is slightly below the market median.

     Ms. Mark received no annual bonus for 1999 since Azurix's aggregate performance on the measures described in the annual bonus section of this report were well below aggressive internal company targets.

     The Committee granted stock options for two million shares to Ms. Mark in February 1999 as an incentive to increase shareholder value. These awards are tied to performance in that the executive only realizes income from stock options if the stock price rises. The grant was a multi-year award at the 75th percentile of the market, which is consistent with common IPO market practice. Ms. Mark also received 5,450 shares of restricted stock to compensate her for the terminated cash balance retirement plan, as previously described.

$1 MILLION PAY DEDUCTIBILITY CAP

     Under Section 162(m) of the Internal Revenue Code, public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1 million, unless the compensation is qualified as performance-based compensation under Section 162(m). Compensation related to stock options and restricted stock under the Azurix Corp. 1999 Stock Plan does not currently qualify as performance-based compensation under Section 162(m). To qualify as performance-based compensation shareholder approval and certain other requirements must be met. The Board of Directors has made recent amendments to the plan designed to comply with the requirements of 162(m) and will present the plan to shareholders at the 2000 annual meeting for approval and adoption. The Committee believes that if the plan is approved by shareholders, future compensation related to stock options and performance-based restricted stock granted under the plan would be fully deductible as performance-based compensation.

SUMMARY

     The Committee is responsible for establishing compensation programs which link rewards to the executives and returns to shareholders. By year-end 1999, Azurix Common Stock decreased substantially from its June 1999 IPO price. As a result, no cash bonuses were paid to Azurix named executive officers and their December 1999 stock option grants (excluding the CEO) accelerate vesting based solely on the financial performance of Azurix. In addition, long-term compensation stock option grants to Azurix officers throughout 1999 have resulted in no additional income due to the decrease in shareholder return. Consequently, Azurix officers received only base salary in 1999. While we are disappointed with the decreased shareholder return, we believe the compensation plan designs do link to shareholder return and the Committee believes that the Azurix management team will be more focused on increasing shareholder returns in 2000 and beyond.

              Human Resources and Compensation Committee

              John H. Duncan (Chairman)
              Herbert S. Winokur, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From February 1999 until June 1999, Ms. Mark and Messrs. Lay and Skilling served on the Stock Plan Committee, which administered the Azurix Corp. 1999 Stock Plan. Since June 1999, the Human Resources and Compensation Committee has administered the 1999 Stock Plan and has consisted of Messrs. Duncan and Winokur.

     Each of Messrs. Lay, Skilling and Sutton was, during the fiscal year ended December 31, 1999, an executive officer of Enron. In addition, each of Lord Wakeham, Messrs. Duncan, Winokur, Lay and Skilling and Ms. Mark served during such period, and continues to serve, on the Board of Directors of Enron.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the years ended December 31, 1998 and December 31, 1999 for Azurix's Chief Executive Officer, each of the four other most highly compensated executive officers of Azurix who served in such capacities as of December 31, 1999 and two former executive officers of Azurix who would have been among the four other most highly compensated executive officers of Azurix for the year ended December 31, 1999 had they not left Azurix prior to the end of fiscal 1999.

                                                       ANNUAL COMPENSATION
                                                ----------------------------------
                                                                      OTHER ANNUAL    ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    SALARY     BONUS     COMPENSATION   COMPENSATION
---------------------------              ----   --------   --------   ------------   ------------
Rebecca P. Mark(1).....................  1999   $710,000   $     --     $122,446(2)    $ 41,089(3)(4)
  Chairman and Chief Executive Officer   1998    145,306         --       65,653(2)          --
Colin F. Skellett......................  1999    410,590         --           --             --
  Vice Chairman, Operations              1998    105,825     85,000(5)         --            --
Amanda K. Martin(1)....................  1999    400,000         --           --         24,281(3)(4)
  Executive Director and President,      1998    106,999    181,250           --        350,000(6)
  North America
John C. Ale............................  1999    340,000         --           --        174,903(3)(7)
  Executive Director and General         1998     19,318         --           --        312,638(8)
  Counsel
Rodney L. Gray(1)(9)...................  1999    427,917         --           --          2,599(4)
  Former Vice Chairman, Finance, Risk    1998    156,269    101,250           --             --
  Management and Investments and Chief
  Financial Officer
Alexander A. Kulpecz(10)...............  1999    451,000         --      255,342(11)    371,672(4)(10)
  Former Executive Director, Europe,     1998    177,172    200,000(10)  188,613(11)    250,000(12)
  Middle East, Asia, Africa
Edward N. Robinson(13).................  1999    362,121         --           --         23,815(3)(4)
  Former Executive Director, Strategy    1998     51,042         --           --             --
  and Corporate Development

---------------

 (1) Ms. Mark, Ms. Martin and Mr. Gray were paid by Enron and/or its affiliates for the entire year ended December 31, 1998. The salary and bonus amounts for 1998 shown in the table are the amounts of their total compensation received from Enron that were allocated by Enron to Azurix and paid by Azurix to Enron for services rendered to Azurix. Ms. Mark's bonus arrangement is described below under "Employment Agreements." The bonus amounts for 1998 allocated to Azurix by Enron for Mr. Gray and Ms. Martin were based on qualitative criteria and were awarded in relation to the formation of Azurix's strategic business development and corporate financing organization, in the case of Mr. Gray, and Azurix's business development effort for the Americas, in the case of Ms. Martin.

 (2) Includes $101,146 and $62,419 reported as income and paid by Azurix for Ms. Mark for personal airplane usage for 1999 and 1998, respectively.

 (3) Includes shares of restricted stock granted on December 17, 1999 in lieu of Azurix's continued participation in the Enron Cash Balance Plan as follows:
     Ms. Mark, 5,450 shares vesting on December 31, 2000; Ms. Martin, 3,070 shares vesting on December 31, 2000; Mr. Ale, 2,610 shares vesting on December 10, 2003; and Mr. Robinson, 3,070 shares vesting on November 9, 2003.

 (4) Includes 1999 matching contributions paid by Azurix to Enron in connection with the employee's participation in the Enron Corp. Savings Plan as follows: Ms. Mark, $2,599; Ms. Martin, $2,599; Mr. Gray, $2,599; Mr. Kulpecz, $2,599; and Mr. Robinson, $2,133.

 (5) Mr. Skellett joined Azurix in October 1998 in conjunction with the acquisition of Wessex Water Ltd. Mr. Skellett's bonus for 1998 was based on qualitative criteria and was awarded in relation to the formation of Azurix's technical and operational organization.

 (6) Represents compensation paid to Ms. Martin for forgoing compensation from her previous employer, Enron Capital & Trade Resources Corp.

 (7) Includes $126,470 in compensation received in connection with his overseas assignment and $30,000 in connection with his relocation to Houston, Texas.

 (8) Includes $312,638 in compensation paid to Mr. Ale for forgoing distributions of income from his previous employer.

 (9) Mr. Gray resigned as Vice Chairman, Chief Financial Officer and Director of Azurix on November 30, 1999, and terminated his employment with Azurix effective December 31, 1999. For a discussion of Mr. Gray's severance arrangement, please read "Severance Agreements" below.

(10) Mr. Kulpecz joined Azurix during September 1998 and resigned all positions at Azurix on November 30, 1999. Mr. Kulpecz's bonus for 1998 was based on qualitative criteria and was awarded in relation to the formation of Azurix's London office and business development effort for Europe, the Middle East, Africa, Asia and the Pacific Rim. The amounts shown for 1999 include $124,472 paid in connection with Mr. Kulpecz's termination of employment and $244,601 in compensation received in connection with his overseas assignment. For a discussion of Mr. Kulpecz's severance agreement, please read "Severance Agreements" below.

(11) Includes $255,342 and $127,533 for payment of 1999 and 1998 U.K. income taxes, respectively.

(12) Represents a sign-on bonus for forgoing compensation from his previous employer.

(13) Mr. Robinson resigned as Executive Director, Strategy and Corporate Development and his employment terminated effective February 15, 2000. For a discussion of Mr. Robinson's severance agreement, please read "Severance Agreements" below.

                              OPTION GRANTS TABLE

     The following table sets forth information with respect to grants of stock options to the named executive officers listed in the Summary Compensation Table.

                             OPTION GRANTS IN 1999

                                           PERCENT OF                                  POTENTIAL REALIZABLE VALUE
                                              TOTAL                                         AT ASSUMED RATES
                            NUMBER OF        OPTIONS                                   OF STOCK PRICE APPRECIATION
                            SHARES OF      GRANTED TO                                      FOR OPTION TERM(2)
                          COMMON STOCK      EMPLOYEES      EXERCISE                  -------------------------------
                           UNDERLYING       IN FISCAL       PRICE       EXPIRATION
         NAME            OPTIONS GRANTED      YEAR       ($/SHARE)(1)      DATE      0%        5%            10%
         ----            ---------------   -----------   ------------   ----------   ---   -----------   -----------
Rebecca P. Mark........    2,000,000(3)       16.3%        $ 16.72         2/2/09    $0    $21,040,000   $53,300,000
Colin F. Skellett......      600,000(3)        4.9           16.72         2/2/09     0      6,312,000    15,990,000
                              75,000(4)        0.6          6.9375       12/17/09     0        327,000       829,500
                              50,000(5)        0.4          6.9375       12/17/09     0        218,000       553,000
Amanda K. Martin.......    1,000,000(3)        8.1           16.72         2/2/09     0     10,520,000    26,650,000
                             105,000(4)        0.8          6.9375       12/17/09     0        457,800     1,161,300
                              50,000(5)        0.4          6.9375       12/17/09     0        218,000       553,000
John C. Ale............      250,000(3)        2.0           16.72         2/2/09     0      2,630,000     6,662,500
                              55,000(4)        0.4          6.9375       12/17/09     0        239,800       608,300
Rodney L. Gray(7)......    1,000,000(3)        8.1           16.72         2/2/09     0     10,520,000    26,650,000
Alexander A.
  Kulpecz(8)...........    1,000,000(3)        8.1           16.72         2/2/09     0     10,520,000    26,650,000
Edward N.
  Robinson(9)..........      106,000(3)        0.9           16.72         2/2/09     0      1,115,120     2,824,900
                             394,000(6)        3.2           14.25       10/11/09     0      3,530,240     8,947,740

---------------

(1) Options are granted at the market price of Azurix Common Stock on the date of grant.

(2) The 0%, 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 0%, 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants. The potential realizable value is calculated by assuming that the fair market value of the Common Stock on the date of grant of the options appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day at the appreciated price.

(3) Options granted on February 2, 1999, subject to vesting based on the following schedule: Ms. Mark, 25% per year over four years; Mr. Skellett, 33 1/3% per year over three years; Ms. Martin, 25% per year over four years; Mr. Ale, 25% per year over four years; Mr. Gray, 20% per year over five years; Mr. Kulpecz, 20% per year over five years; and Mr. Robinson, 25% per year over four years.

(4) Options granted on December 17, 1999, which are subject to 100% vesting on the earlier of (a) December 17, 2005 and (b) the achievement in any year of financial performance measures established by the Board of Directors with respect to that year.

(5) Options granted on December 17, 1999, which are subject to (a) 25% vesting upon the achievement in any year of financial performance measures established by the Board of Directors with respect to that year and (b) 100% vesting on December 17, 2005.

(6) Options granted on October 11, 1999, which vest 14% on the date of grant and 14% per year on each anniversary grant date through 2002 and 22% per year on each anniversary grant date in years 2003 and 2004.

(7) Mr. Gray resigned as Vice Chairman, Chief Financial Officer and Director of Azurix on November 30, 1999, and terminated his employment with Azurix effective December 31, 1999. Mr. Gray retained

    200,000 Azurix stock options. For a discussion of Mr. Gray's severance agreement, please read "Severance Agreements" below.

(8) Mr. Kulpecz resigned all positions with Azurix on November 30, 1999. Pursuant to his stock option grant agreement, effective upon his resignation, all of his Azurix stock options terminated. For a discussion of Mr. Kulpecz's severance agreement, please read "Severance Agreements" below.

(9) Mr. Robinson resigned as Executive Director, Strategy and Corporate Development and his employment terminated as of February 15, 2000. Under the terms of his severance agreement, Mr. Robinson is entitled to retain 81,660 Azurix stock options. For a discussion of Mr. Robinson's severance agreement, please read "Severance Agreements" below.

                STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table discloses the options that were exercised by the named executive officers during 1999 and sets forth the number and value of their unexercised options as of December 31, 1999.

   AGGREGATED OPTION EXERCISES IN 1999 AND OPTION VALUES ON DECEMBER 31, 1999

                                                           NUMBER OF
                                                     SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                             SHARES                  UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            ACQUIRED                   DECEMBER 31, 1999             DECEMBER 31, 1999(1)
                               ON       VALUE     ----------------------------   ----------------------------
NAME                        EXERCISE   REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                        --------   --------   -----------    -------------   -----------    -------------
Rebecca P. Mark...........    0          $0               0        2,000,000        0$            $      0
Colin F. Skellett.........    0          0                0          725,000        0              250,000
Amanda K. Martin..........    0          0                0        1,155,000        0              310,000
John C. Ale...............    0          0                0          305,000        0              110,000
Rodney L. Gray(2).........    0          0          200,000                0        0                    0
Alexander A. Kulpecz(3)...    0          0                0                0        0                    0
Edward N. Robinson(4).....    0          0           55,160          444,840        0                    0

---------------

(1) Based on the difference between the option exercise price and $8.9375, which was the closing price of Azurix Common Stock on December 31, 1999.

(2) Mr. Gray resigned as Vice Chairman, Chief Financial Officer and Director of Azurix on November 30, 1999, and terminated his employment with Azurix effective December 31, 1999. Under the terms of his severance agreement, Mr. Gray is entitled to retain 200,000 Azurix stock options. For a discussion of Mr. Gray's severance agreement, please read "Severance Agreements" below.

(3) Mr. Kulpecz resigned all positions with Azurix on November 30, 1999. Pursuant to his stock option grant agreement, effective upon his resignation, all of his Azurix stock options terminated. For a discussion of Mr. Kulpecz's severance agreement, please read "Severance Agreements" below.

(4) Mr. Robinson resigned as Executive Director, Strategy and Corporate Development and his employment terminated as of February 15, 2000. Under the terms of his severance agreement, Mr. Robinson is entitled to retain the 81,660 Azurix stock options that are vested as of his termination date. For a discussion of Mr. Robinson's severance agreement, please read "Severance Agreements" below.

PENSION PLANS

     Mr. Skellett participates in the contributory defined benefit pension plan maintained by Wessex Water Ltd, a wholly owned subsidiary of Azurix. The plan provides retirement benefits based on service and pension eligible compensation. The standard accrual rate is one-sixtieth of an employee's annual compensation for each year of service, subject to a maximum of two-thirds of his annual compensation. Certain senior executives of Wessex, including Mr. Skellett, are provided with a top-up pension benefit allowing for an overall accrual rate of one-thirtieth of the employee's annual compensation for each year of service, subject to the standard maximum of two-thirds of his annual compensation. At December 31, 1999, Mr. Skellett's credited years of service with Wessex was 36.6 years, his estimated credited years of service at age 60 (normal retirement under the plan) was 42.2 years, his current eligible compensation under the plan was approximately L255,000 ($411,825) and his estimated annual benefit payable upon retirement was approximately L170,000 ($274,550).

EMPLOYMENT AGREEMENTS

     Ms. Mark entered into an employment agreement with Enron, effective May 1998 and expiring December 31, 2001, as Chairman of Enron International and Vice Chairman of Enron. The agreement was amended when it was assumed by Azurix, effective February 1, 1999, in connection with Ms. Mark's assumption of the role as Chairman and Chief Executive Officer of Azurix, in addition to her role as Vice Chairman of Enron. The agreement provides for an annual salary of not less than $710,000. The agreement stipulates that bonus calculations for 1999 through 2001 will be determined prospectively. The agreement provides that Ms. Mark is eligible to participate in either the Enron executive compensation long-term incentive program or the Azurix stock incentive plan. The agreement also provides for full vesting of specific grants and awards made to Ms. Mark under long-term incentive plans maintained by Enron in the event of involuntary termination, death or disability and, as recently amended, precludes full vesting of long-term grants made under the Azurix stock incentive plan in the event of termination. The agreement provides 100% of base pay and unpaid bonuses through the contract term in the event of involuntary termination. The employment agreement contains noncompetition provisions in the event of Ms. Mark's termination of employment.

     Mr. Skellett entered into an employment agreement with Wessex Water Ltd which entitles Mr. Skellett to an annual salary of L254,000 ($410,590). The agreement provides that Mr. Skellett is eligible to participate in the Azurix stock incentive plan. Under his agreement, Mr. Skellett was granted stock options to purchase 600,000 shares of Common Stock at an exercise price of $16.72 per share, which options vest 33 1/3% per year over three years. The employment agreement may be terminated by either Wessex or Mr. Skellett upon twelve months' notice. The agreement otherwise terminates on Mr. Skellett's 60th birthday. The agreement provides that Mr. Skellett will participate in an annual bonus plan. The agreement prohibits Mr. Skellett from competing with Wessex for one year following termination of employment.

     Ms. Martin entered into an employment agreement with Enron Capital & Trade Resources Corp., which subsequently was assigned to Azurix. The agreement runs through August 31, 2003, and entitles Ms. Martin to an annual salary of $400,000. In connection with the transfer of her agreement to Azurix, Ms. Martin received a bonus of $350,000. The agreement provides that Ms. Martin will participate in an annual incentive plan with a bonus target of between 100% and 200% of her annual base salary and that Ms. Martin is eligible to participate in the Azurix stock incentive plan. Under her agreement, Ms. Martin was granted stock options to purchase 1,000,000 shares of Common Stock at an exercise price of $16.72 per share, which options vest 25% per year over four years. If Ms. Martin is involuntarily terminated, which includes a termination by Azurix without cause, then she will receive a monthly severance payment equal to 100% of her monthly salary and unpaid annual bonuses until the end of the term of the agreement as if she had not been terminated. In order to receive these payments, Ms. Martin may not compete with Azurix during the term of the agreement following an involuntary termination. The agreement also prohibits Ms. Martin from competing with Azurix until six months after the termination of employment or the expiration of the agreement.

     Mr. Ale entered into an employment agreement with Azurix effective December 10, 1998, which runs through December 10, 2001. The agreement entitles Mr. Ale to an annual salary of $340,000 and provides that Mr. Ale will participate in an annual incentive plan with a bonus target of 100% of his annual base salary. The agreement also provides that Mr. Ale is eligible to participate in the Azurix stock incentive plan. Under his agreement, Mr. Ale was granted stock options to purchase 250,000 shares of Common Stock at an exercise price of $16.72 per share, which options vest 25% per year over four years. If Mr. Ale is involuntarily terminated, which includes a termination by Azurix without cause, then he will receive a monthly severance payment equal to 100% of his monthly salary and annual bonus payments until the end of the term of the agreement as if he had not been terminated. The agreement prohibits Mr. Ale from competing with Azurix until the later of December 10, 2001 or one year following termination of his employment.

SEVERANCE AGREEMENTS

     Mr. Gray resigned as Vice Chairman, Chief Financial Officer and Director of Azurix on November 30, 1999, and terminated his employment with Azurix on December 31, 1999. In connection with his resignation, Mr. Gray and Azurix entered into a severance agreement that entitles Mr. Gray to receive monthly payments equal to $71,666 beginning January 31, 2000 and terminating on February 15, 2004 and to retain 200,000 vested Azurix stock options. This agreement also prohibits Mr. Gray from competing with Azurix until February 15, 2004.

     Mr. Kulpecz resigned all positions with Azurix on November 30, 1999. In connection with his resignation, Mr. Kulpecz and Azurix entered into a severance agreement that entitles Mr. Kulpecz to receive monthly payments equal to $80,535 beginning December 31, 1999 and ending on August 31, 2001, and a payment of $40,267 on September 14, 2001. Mr. Kulpecz is also entitled to monthly housing payments of $8,456.59 beginning December 31, 1999 and ending on August 31, 2001 and a payment of $4,229 on September 14, 2001, and reimbursement of educational expenses for his children in an amount not to exceed $83,787. Mr. Kulpecz is also entitled to retain 116,232 Enron stock options that had vested prior to his resignation. This agreement prohibits Mr. Kulpecz from competing with Azurix until September 14, 2001.

     Mr. Robinson resigned as Executive Director, Strategy and Corporate Development and his employment terminated as of February 15, 2000. Mr. Robinson and Azurix entered into a severance agreement that entitles Mr. Robinson to receive a lump sum payment of $2,076,712 on February 29, 2000, and to retain 81,660 vested Azurix stock options. The agreement also prohibits Mr. Robinson from competing with Azurix until November 9, 2004.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of Azurix's Common Stock to the S&P 500 Index and the Edward Jones Water Utility Industry Index from June 10, 1999, the date Azurix's Common Stock first commenced public trading, to December 31, 1999. The Edward Jones Water Utility Industry Index consists of the following companies: American Water Works Company, Inc.; American States Water Company; California Water Service Group; Connecticut Water Service, Inc.; Dominguez Services Corporation; E'town Corporation; Middlesex Water Company; Philadelphia Suburban Corporation; SJW Corporation; Southwest Water Company; and United Water Resources, Inc. The graph assumes that the value of the investment in Azurix's Common Stock and each index was $100 at June 10, 1999 and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              BASED ON INITIAL INVESTMENT OF $100 ON JUNE 10, 1999

                                    [GRAPH]

---------------------------------------------------------------------------------------------------------
                                                        6/10/99      6/30/99      9/30/99      12/31/99
---------------------------------------------------------------------------------------------------------
 Azurix Corp.                                           $100.00      $105.26      $ 90.46      $ 47.04
 Standard & Poors' 500                                  $100.00      $105.36      $ 98.46      $112.77
 Edward Jones' Water Utility                            $100.00      $103.28      $110.60      $103.54

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1999, as a result of the extensive relationship among Azurix, Enron, Atlantic Water Trust and Marlin Water Trust, Azurix entered into various agreements. The following summaries of these agreements discuss the material provisions of these agreements and are qualified completely by reference to the full text of these agreements, copies of which have been filed as exhibits to Azurix's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     Enron currently provides office space to Azurix and various services such as computer hardware and software and support services such as risk management, accounts payable, payroll and information technology services. Costs are allocated to Azurix based upon usage, or where no direct method can be efficiently applied due to administrative burden, upon factors such as annualized payroll or employee headcount. Employees, other than employees of our operating subsidiaries, are covered by various employee benefit plans of Enron such as medical, dental, life insurance and other benefit plans. These costs are allocated to Azurix based upon Enron's costs of administering and providing the benefit plans.

     Enron paid approximately $72 million on behalf of Azurix to fund its general, administrative and operating expenses from Azurix's inception on January 29, 1998 through June 7, 1999, in addition to capital expenditures. This included $28.5 million advanced to Azurix by Enron in connection with Azurix's investment in a water and wastewater concession in Cancun, Mexico in December 1998, as well as advances relating to services provided to Azurix by Enron. The amount paid by Enron was non-interest bearing and had no maturity date. Azurix used a portion of the net proceeds received from its initial public offering to repay this amount.

AGREEMENT REGARDING BUSINESS OPPORTUNITIES AND RELATED MATTERS

     Enron and Azurix have entered into an agreement that limits the scope of Azurix's business and provides that Enron and its affiliates may engage in water related businesses, even if those businesses have a competitive impact on Azurix. In general, Enron is permitted to engage in any business whatsoever, including water, wastewater and other businesses competing with Azurix, and may compete in public tenders against Azurix, provided the business is conducted and opportunities are identified and developed through Enron's own personnel and not through Azurix. If an opportunity in the water industry is presented to a person who is an officer or director of both Enron and Azurix, the opportunity must first be offered to Azurix, unless water constitutes a minority of the fair market value of the opportunity, as determined by that officer or director in good faith based on information available at the time.

     In the agreement, Azurix acknowledges that Enron has fiduciary and contractual obligations to other persons and entities under existing agreements and relationships and has agreed that, in the event of a conflict between the duties of Enron under the agreement and the duties of Enron to third parties under agreements or relationships that existed on the date of execution of the agreement, Enron will be entitled to perform its duties to such third parties without any liability to Azurix.

     The agreement provides that any standard of care, any duty of loyalty and any other duty imposed by the agreement or under Delaware law or any other applicable law, rule or regulation shall be modified, waived or limited as required in order to permit Enron to act under the agreement and to make any decision pursuant to the authority prescribed in the agreement so long as such action is reasonably believed by Enron to be in, or not inconsistent with, the agreement or the interests of Azurix. Azurix has agreed to indemnify Enron and its officers, directors and employees against any claim that Enron's pursuit of any water business was a breach of any duty owed by Enron to Azurix, provided Enron has followed the rules described above.

     Azurix's purpose clause contained in its certificate of incorporation permits it to engage in the businesses of acquiring, owning, operating, and managing water resources and activities incidental to those businesses, and such other businesses as Enron may approve in its sole discretion. Azurix has agreed not to amend its certificate of incorporation to expand its purpose clause without Enron's prior written consent.

     The agreement restricts Enron and Azurix from taking action that might cause either of them to violate any law or that would require either of them to register as a public utility holding company under the Public Utility Holding Company Act of 1935.

     The agreement states that whenever a potential conflict of interest exists or arises between Enron and Azurix, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved, and will not constitute a breach of any duty stated or implied by law or equity, if the resolution or course of action is authorized by the agreement or, by operation of the agreement, is deemed to be fair and reasonable to Azurix. The agreement states that any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to Azurix if such conflict of interest or resolution is (i) approved by special approval (the approval by a majority of the directors of Azurix not associated with Enron); (ii) on terms no less favorable to Azurix than those generally being provided to or available from unrelated third parties; and (iii) fair to Azurix, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to Azurix.

     Enron may adopt a resolution or course of action that has not received special approval. Enron and any person voting in connection with a special approval will be authorized in connection with its determination of what is "fair and reasonable" to Azurix and in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices and any customary or historical dealings with a particular person; (iii) any applicable generally accepted accounting or engineering practices or principles; and (iv) such additional factors as such person determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances.

     In the absence of bad faith by Enron, the resolution, action or terms so made, taken or provided by Enron with respect to such matter shall not constitute a breach of the agreement or a breach of any standard of care, any duty of loyalty or any other duty imposed by the agreement or under Delaware law or any other law, rule or regulation.

     Disputes under the agreement are to be resolved through arbitration. The agreement will continue indefinitely, except that it will expire on the first date on which both of the following occur (i) Enron and its affiliates do not individually or collectively, directly or indirectly, own or have the power to vote at least one-third of the shares of Azurix ordinarily entitled to vote for the election of directors; and (ii) fewer than one-third of the directors of Azurix are persons who are employees, officers or directors of Enron or of any affiliate of Enron.

     The mutual covenants and agreements in the agreement will be the consideration given by each party to the other in support of the agreement. In addition, the agreement states that Enron's investment in Atlantic Water Trust was predicated on the execution and delivery of an agreement containing substantially the terms set forth in the agreement.

SERVICES AGREEMENTS

     Effective May 1, 1999, Azurix and Enron entered into an agreement pursuant to which Enron provides various corporate staff and support services to Azurix. These services include information technology, office space, building maintenance, security and other office services as well as employee development and training and other benefits programs. Azurix may also utilize Enron's regulatory affairs, marketing affairs, treasury and risk assessment and control departments. In addition, Azurix may continue to participate in portions of Enron's corporate insurance program. The agreement provides that Azurix may use the international offices of Enron and its affiliates for projects, subject to mutual agreement with Enron or its affiliates on a project-by-project basis. The agreement provides that Azurix will reimburse Enron for direct charges related to the Enron services and facilities that it utilizes. Azurix will also be allocated an amount for overhead charges related to Enron's corporate staff and support services that it utilizes. This overhead charge will be allocated based upon factors such as employee headcount, payroll and square footage. Azurix believes the allocation methods and costs are reasonable. Costs for services used under the agreement were approximately $5.2 million in 1999. The services agreement with Enron is for an indefinite term, but may be terminated on 180 days' notice.

Azurix currently has a sublease arrangement, and intends to enter into a sublease agreement, with Enron providing for the use of office space in Houston, Texas.

     Azurix also entered into separate agreements with Enron that allowed Azurix to use Enron's corporate aircraft on a time-sharing basis. These agreements permitted Azurix to use any of the aircraft when available as determined by Enron. For each flight conducted, Azurix was required to pay all flight expenses, including the cost of returning the aircraft, and an additional fee equal to 100% of the fuel, oil, lubricants and other additives used during the flight. During 1999, Azurix incurred approximately $1.4 million in expenses under these agreements. These agreements terminated on February 20, 2000.

CREDIT AGREEMENT

     Effective May 1, 1999, Azurix entered into a credit agreement with Enron, which was amended as of January 4, 2000. Under this agreement, Enron will provide funds to Azurix for general, administrative and operating expenses, including interest expenses. The credit agreement matures on the earlier of December 15, 2001 or 90 days following the date that Enron and its affiliates do not own or have the power to vote at least one-third of Azurix's capital stock ordinarily entitled to vote for the election of directors and fewer than one-third of Azurix's directors are officers, directors or employees of Enron or its affiliates. The total commitment under the credit agreement is $180 million. Advances under the facility will bear interest at the U.S. federal funds rate plus 1.50%. Amounts borrowed under the credit agreement may be prepaid, in full or in part, at any time during the term of the credit agreement. Amounts prepaid may be reborrowed during the term of the credit agreement. The principal amount outstanding under the credit agreement is limited to no more than $120 million at any time during calendar year 2000 (unless Enron otherwise agrees in its sole discretion) and $180 million at any time during calendar year 2001. As of December 31, 1999, $53.3 million was outstanding under this credit agreement.

LICENSE AGREEMENT

     Enron has licensed to Azurix the non-exclusive right to use the phrase "an Enron Company" and its logo in identifying Azurix as part of the Enron enterprise for use in its businesses permitted under the business opportunities agreement described above, until the first date on which both of the following occur (i) Enron and its affiliates do not individually or collectively, directly or indirectly, own or have the power to vote at least one-third of the shares of Azurix ordinarily entitled to vote for the election of directors and (ii) fewer than one-third of the directors of Azurix are persons who are employees, officers or directors of Enron or of any affiliate of Enron.

     The license is royalty free, although Azurix bears costs associated with its use under a related cost sharing agreement. The license agreement is for a term of one year, and renews automatically and repetitively for similar terms, unless terminated by either party upon 30 days' notice or earlier upon uncured default. Following termination, Azurix must phase out use of existing materials within 90 days. The cost sharing agreement provides for a sharing of Enron's costs incurred to develop, maintain, enhance, promote or defend the licensed trademarks. Azurix's share of such costs will be pro rata based on its earnings before interest and taxes. Azurix does not anticipate that its share of such costs will be material.

REGISTRATION RIGHTS AGREEMENT

     Azurix entered into an agreement with Atlantic Water Trust that allows Atlantic Water Trust to request Azurix to register 78,536,532 shares of Common Stock owned by Atlantic Water Trust. Atlantic Water Trust has the right to request one such registration during each 12-month period following the date of the initial public offering of Common Stock, June 9, 1999, plus one additional registration. The number of shares requested to be registered shall have an aggregate offering price of at least $25 million. In addition, Atlantic Water Trust has the right, which it may exercise at any time, to include such shares in any registration of common stock made by Azurix in the future. Azurix has agreed to cooperate fully in connection with any such registration and with any offering made under the registration rights agreement and to pay all costs and expenses, other than underwriting discounts and commissions, related to shares sold by Atlantic Water Trust in connection with any such registration. The rights of Atlantic Water Trust under the registration rights agreement are transferable by Atlantic Water Trust. The agreement is for an indefinite term.

LETTER OF CREDIT OBLIGATIONS

     Enron has made available letters of credit on behalf of Azurix's subsidiaries in the aggregate amount of approximately $16 million as of December 31, 1999. Azurix has paid, or reimbursed Enron for, the fees associated with these letters of credit.

GUARANTEE OF AZURIX NORTH AMERICA DEBT

     Enron guaranteed debt and letter of credit obligations of up to $25 million of Azurix North America to Comerica Bank under the terms of September 29, 1999 credit facilities in exchange for, among other things, the elimination of requirements for various assets to be pledged. As of December 31, 1999, $6.7 million of indebtedness and $16.4 million of letter of credit obligations were outstanding under these facilities, and thus guaranteed by Enron. Azurix paid to Enron an initial fee of approximately $63,000 in respect of this guarantee. These credit facilities were terminated as of March 31, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of Azurix and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the Securities and Exchange Commission and to furnish Azurix with copies of all Section 16(a) forms they file. Based upon Azurix's review of the Section 16(a) filings that have been received by Azurix, Azurix believes that all filings required to be made under Section 16(a) during 1999 were timely made.

                                    ITEM 2.

                        APPROVAL OF THE 1999 STOCK PLAN

     In February 1999, prior to Azurix's initial public offering, Azurix established the Azurix Corp. 1999 Stock Plan (the "Plan"). The purposes of the Plan are (i) to enhance Azurix's ability to attract and retain the services of qualified key employees, officers and directors upon whose judgment, initiative and efforts the successful conduct and development of Azurix's business largely depends, and (ii) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of Azurix, by providing them an opportunity to participate in the ownership of Azurix and thereby have an interest in the success and increased value of Azurix. Grants under the Plan can take the form of stock options or awards of restricted stock. As of December 31, 1999, options to purchase approximately 10,253,357 shares of Common Stock and 121,895 shares of restricted stock had been granted under the Plan.

     On May 1, 2000, the Human Resources and Compensation Committee recommended, and the Board of Directors adopted certain amendments to the Plan and recommended that the Plan, as amended and restated, be presented to shareholders at the 2000 Annual Meeting of Shareholders. The Plan is being proposed to shareholders in order to qualify the Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The amendments adopted by the Board of Directors on May 1, 2000 were principally designed to comply with the requirements of Section 162(m) and do not increase the number of shares available under the Plan. In addition, certain other amendments to the Plan were approved by the Board that it believes are appropriate to update the Plan in light of Azurix's becoming a publicly held corporation during 1999 and to obtain approval of the Plan by the U.K. Inland Revenue under the U.K. Income and Corporate Taxes Act 1988.

     During 1999 and 2000, the Committee granted stock options and shares of restricted stock under the Plan to eligible individuals, including grants to "covered employees" within the meaning of Section 162(m) of the Code. Whether or not Azurix's shareholders approve the Plan, stock options previously granted under the Plan will remain outstanding and become exercisable pursuant to the terms of the Plan and shares of restricted stock granted under the Plan will vest in accordance with the terms of the Plan. However, if the Plan is not approved by shareholders, Azurix will not be permitted to make any further grants under the Plan.

     The closing price of the Common Stock on the New York Stock Exchange on April 26, 2000 was $7.1875 per share.

     The material features of the Plan are discussed below. The discussion is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan, as amended and restated, is attached to this proxy statement as Exhibit A.

MATERIAL FEATURES OF THE PLAN

     Participation and Administration. Employees of Azurix and its subsidiaries and employees of Enron and its subsidiaries who perform services for Azurix are eligible to participate in the Plan. The Human Resources and Compensation Committee administers the Plan. The Committee is authorized to establish administrative rules, to designate individuals to receive awards and the size of such awards and to set the terms and conditions of such awards. Committee members are required to be "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of
Section 162(m) of the Code.

     Nonemployee directors of Azurix are also eligible to participate in the Plan. Under the Plan, grants to nonemployee directors are administered by the full Board of Directors. Azurix currently has six nonemployee directors. For information regarding the annual grant of stock options to nonemployee directors, see "Directors' Compensation" above.

     Shares Subject to the Plan. The maximum number of shares of Common Stock that may be issued under the Plan is 17,583,284 shares, of which 25% may be granted in the form of restricted stock and options for up to 7,500,000 shares may be granted in the form of incentive stock options. As of December 31, 1999, approximately 7,208,032 shares remained available under the Plan. In the event a stock option or restricted stock grant can no longer under any circumstances be exercised or any shares of Common Stock are reacquired by Azurix pursuant to a stock option or restricted stock agreement, the shares of Common Stock allocable to the unexercised portion of such option or restricted stock grant will be available for future grants or issuances under the Plan.

     Stock Option Grants to Employees. Stock options granted under the Plan may be in the form of either incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options. As to grants of stock options to employees, the Committee establishes the exercise price, which may not be less than the fair market value of the shares of Common Stock on the date of grant. The Committee also sets the term and provisions for termination of each option, provided that no option may be exercisable more than ten years after the date it is granted. No grantee may receive options for more than 2,000,000 shares in any single calendar year.

     Restricted Stock Grants to Employees. The Committee may issue to employees grants of restricted stock. Restricted stock grants consist of shares of Common Stock that are issued subject to such terms, restrictions and conditions as the Committee may determine at the time of grant. The Committee is also authorized to make grants of restricted stock which qualify as performance-based compensation under Section 162(m) of the Code, such that (i) the issuance is contingent upon attainment of pre-established performance criteria or (ii) restrictions lapse contingent upon attainment of pre-established performance criteria. The performance criteria to be used will be one or any combination of the following: recurring after tax net income and/or cash flow at the Azurix and/or subsidiary level, and earnings per share and/or total shareholder return at the Azurix level, as determined at the sole discretion of the Committee. With respect to grants of restricted stock qualifying as performance-based compensation under Section 162(m) of the Code, no individual shall receive a grant totaling more than 100,000 shares in any single year.

     Stock Option Grants to Nonemployee Directors. As to grants of stock options to nonemployee directors, the Plan will be administered by the full Board. The Board selects the persons to receive stock option grants, determines the number of shares to be awarded and sets the terms and provisions of each option granted to nonemployee directors.

     Adjustments. The Plan provides for adjustment of the aggregate number of shares reserved for issuance under the Plan and the number of shares subject to any outstanding option upon the occurrence of certain corporate transactions affecting Azurix's capitalization. These transactions include, among other things, extraordinary cash dividends, stock dividends, stock splits, reorganizations, recapitalizations, mergers, consolidation, spin-offs or exchanges of shares of Azurix's Common Stock.

     Change in Control. In the event of (i) a Change in Control of Azurix (as described in Section 8.2 of the Plan) or (ii) a Change in Control of Enron at any time when Enron, directly or indirectly, owns 30% or more of the capital stock of Azurix (as described in Section 8.1 of the Plan), then (a) any outstanding shares of restricted stock shall be surrendered to Azurix and each grantee shall receive a cash payment by Azurix in the an amount equal to the number of shares of restricted stock surrendered multiplied by the fair market value of a share of Common Stock and (b) all outstanding options shall be surrendered to Azurix and each grantee shall receive a cash payment by Azurix in an amount equal to the number of shares of Common Stock subject to options held by such grantee multiplied by the difference between the exercise price for such shares and the fair market value of a share of Common Stock.

     Termination and Amendments. The Plan terminates on February 1, 2009 and no stock options or grants of restricted stock may be awarded after that date. The Board in its discretion may amend the Plan at any time except that shareholder approval is required for any amendment that would (i) increase the number of shares available for grant under the Plan, (ii) change the minimum exercise price for grants of options, (iii) extend the maximum period during which grants may be made under the Plan, or (iv) increase the maximum number of options or shares of restricted stock any individual can receive in a single calendar year.

     Plan Benefits. Future grants under the Plan are made at the Committee's discretion. Accordingly, future awards under the Plan are not determinable at this time. Information regarding past grants of stock options and restricted stock under the Plan to named executive officers in the Summary Compensation Table is provided elsewhere in this proxy statement as part of the disclosure of executive compensation. The following summarizes the grants made in 1999 under the Plan to (i) all current executive officers of Azurix as a group; (ii) all current directors of Azurix who are not executive officers as a group; and (iii) all employees, including all current officers who are not executive officers, as a group.

                                                                               SHARES OF
                                                                              RESTRICTED
                                                              NUMBER OF          STOCK
                                                           OPTIONS GRANTED      GRANTED
                                                           ---------------   -------------
All current executive officers as a group (6 persons)....     5,215,000          15,740
All directors who are not executive officers, as a group
  (6 persons)............................................        78,000               0
All employees who are not executive officers, as a
  group..................................................     4,960,357         106,155

SECTION 162(m) OF THE INTERNAL REVENUE CODE.

     Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) and the regulations issued thereunder, Azurix believes that compensation generated in connection with the exercise of stock options that are granted under the Plan following shareholder approval of the Plan should qualify as performance-based compensation and, accordingly, Azurix's deductions for such compensation should not be limited by Section 162(m). The Plan has been designed to provide flexibility with respect to whether restricted stock awards will qualify as performance-based compensation under Section 162(m). Azurix believes that following shareholder approval of the Plan certain awards of restricted stock under the Plan will so qualify and Azurix's deductions with respect to such awards should not be limited by Section 162(m). However, certain awards of restricted stock will not qualify as performance-based compensation, even following shareholder approval of the Plan, and, therefore, Azurix's compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation.

UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE PLAN

     Generally, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option. In addition, Azurix is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares.

     Upon the exercise of a non-statutory stock option, Azurix may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received by the optionee upon exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as a capital gain.

     The incentive stock options under the Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or exercise of incentive stock options if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). If these conditions are met and no tax is imposed on the optionee, then Azurix would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the underlying shares. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price generally must be included in the optionee's alternative minimum taxable income.

     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss to the optionee. If an optionee disposes of shares acquired pursuant to the exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, Azurix may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

     An individual who has been granted restricted stock under the Plan will not realize taxable income at the time of grant, and Azurix will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m), Azurix will be entitled to a corresponding deduction. Dividend equivalents, if any, accrued and paid to the holder during the period that the forfeiture restrictions apply will also be treated as compensation income to the holder and deductible as such by Azurix.

     However, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the recipient makes this election, (a) Azurix will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in Section 162(m)), (b) dividends, if any, paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by Azurix, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE AZURIX CORP. 1999 STOCK PLAN.

                                    ITEM 3.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit and Finance Committee, the Board of Directors, subject to ratification by the shareholders, appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of Azurix for the year ending December 31, 2000. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders on June 13, 2000, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Shareholders may propose matters to be presented at shareholders' meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

PROPOSALS FOR 2001 ANNUAL MEETING

     Shareholder proposals intended to be presented to the annual meeting of shareholders to be held in 2001 must be received by Azurix, addressed to Azurix's Corporate Secretary, 333 Clay Street, Houston, Texas 77002, no later than January 3, 2001, to be included in the Azurix proxy statement and form of proxy relating to that meeting.

     In addition, Azurix's bylaws provide that for business to be properly brought before the annual meeting of shareholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of Azurix who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements, for business to be brought before an annual meeting by a shareholder of Azurix, the shareholder must have given timely notice in writing of the business to be brought before an annual meeting of shareholders to the Secretary of Azurix. To be timely, a shareholder's notice must be delivered or mailed to Azurix's Secretary and received at Azurix's principal executive offices, 333 Clay Street, Houston, Texas 77002, on or before January 3, 2001. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on Azurix's books, of the shareholder proposing such business, (iii) the acquisition date, the class and the number of shares of Common Stock which are owned beneficially by the shareholder, (iv) any material interest of the shareholder in such business and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions. Notwithstanding anything in Azurix's bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

NOMINATIONS FOR 2001 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to Azurix's Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of Azurix who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of Azurix. To be timely, a shareholder's notice shall be delivered or mailed to Azurix's Secretary and received at Azurix's principal executive offices, 333 Clay Street, Houston, Texas 77002, (i) with respect to an election to be held at the annual meeting of shareholders to be held in 2001, on or before January 3, 2001, and (ii) with respect to an election to be held at a special meeting of shareholders of Azurix for the election of directors, not later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on Azurix's books, of such shareholder, and (ii) the class and number of shares of capital stock of Azurix which are beneficially owned by the shareholder. In the event a person is validly designated as nominee to the Board of Directors and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

                                    GENERAL

     As of the date of this proxy statement, the management of Azurix has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The cost of any solicitation of proxies will be borne by Azurix. In addition to solicitation by use of the mails, certain officers and regular employees of Azurix may solicit the return of proxies by telephone, telegraph or personal interview. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and Azurix will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                            By Order of the Board of Directors

                                            PEGGY B. MENCHACA
                                            Vice President and Secretary

Houston, Texas
May 1, 2000

                                                                       EXHIBIT A

                                  AZURIX CORP.

                                1999 STOCK PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JUNE 13, 2000)

                                   ARTICLE 1

                              PURPOSES OF THE PLAN

     1.1 Purposes. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified key employees, officers and directors upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2

                                  DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 Administrator. "Administrator" means the Human Resources and Compensation Committee of the Board.

     2.2 Affiliate. "Affiliate" shall mean (i) any entity that directly or through one or more intermediaries is controlled by the Company, (ii) any entity in which the Company has a significant equity interest as determined by the Committee, or (iii) as used in Article 8 and in the term "Associate", as the term "affiliate" is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

     2.3 Affiliated Company. "Affiliated Company" means Enron Corp. or "subsidiary corporation" of the Company or Enron Corp., whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.4 Associate. "Associate" is used to indicate a relationship with a specified person and shall mean (i) any corporation, partnership or other organization to which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a Director or officer of the Company or any of its parents or Affiliates, and (iv) any person who is a director or officer of such specified person or any of its parents or Affiliates (other than the Company or any wholly-owned subsidiary of the Company).

     2.5 Beneficial Owner. "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any capital stock of the Company at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such capital stock.

     2.6  Board. "Board" means the Board of Directors of the Company.

     2.7 Change in Control. "Change in Control" means any of the events or circumstances described in Article 8.

     2.8 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.9 Committee. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

     2.10 Common Stock. "Common Stock" means the Common Stock of the Company, subject to adjustment pursuant to Section 4.3 hereof.

     2.11 Disability. "Disability" means permanent and total disability as defined in the long term disability benefit plan covering employees of the Company, or if a Participant is not covered by such a plan, as determined by the Administrator. The Administrator's determination of a Disability or the absence thereof shall be binding on all interested parties.

     2.12 Effective Date. "Effective Date" as to this restatement of the Plan means June 13, 2000, or if later, the date the Plan is approved by shareholders of the Company. No grants of Options or Restricted Stock shall be made under the Plan prior to the Effective Date; provided, however, that this restatement of the Plan shall not invalidate Options or Restricted Stock granted on or before May 1, 2000.

     2.13 Exercise Price. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.14 Fair Market Value. "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Common Stock or other securities), the value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, that so long as the closing price of Common Stock as reported in the "NYSE-Composite Transactions" section of the Midwest edition of The Wall Street Journal is reported, Fair Market Value with respect to a share of Common Stock on a particular date shall mean such closing price of such Common Stock as so reported for such date (or, if no prices are quoted for that date, as so quoted for the last preceding date for which such prices were so quoted).

     2.15 Incentive Option. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     2.16 Incentive Option Agreement. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

     2.17 Nonqualified Option. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Shareholder or because it exceeds the annual limit provided for in Section
5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.18 Nonqualified Option Agreement. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

     2.19 Option. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

     2.20 Option Agreement. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.21  Optionee. "Optionee" means a Participant who holds an Option.

     2.22 Participant. "Participant" means an individual or entity that has received a grant of an Option or a grant of Restricted Stock under the Plan, and where permitted under the Plan, includes such person's successors and assigns.

     2.23 Restricted Stock. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.24 Restricted Stock Agreement. "Restricted Stock Agreement" means the written agreement entered into between the Company and a Participant with respect to a grant of Restricted Stock offered under the Plan.

     2.25 10% Shareholder. "10% Shareholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                   ARTICLE 3

                                  ELIGIBILITY

     3.1 General. Any employee of the Company (including employees who are residents of the United Kingdom) or an Affiliated Company who is designated by the Committee to receive a grant of an Option and/or a grant of Restricted Stock under the Plan, and any individual who is a Director of the Company duly elected by stockholders of the Company who is not an employee of the Company at the time a grant is made, shall be eligible to be designated a Participant. However, subject to the foregoing, only employees of the Company or an Affiliated Company, within the meaning of section 424(e) or (f) of the Code, shall be eligible to receive grants of Incentive Stock Options under the Plan. Grants may be made to the same individual on more than one occasion.

     3.2 Grants to Non-employee Directors. Any grant, and the provisions applicable thereto, made under the Plan to an eligible non-employee director must be approved by the Board.

                                   ARTICLE 4

                                  PLAN SHARES

     4.1 Shares Subject to the Plan. A total of 17,583,284, subject to adjustment as to number and kind of shares in the same manner as pursuant to
Section 4.3 hereof, of the Company's authorized shares of Common Stock may be issued under the Plan, of which twenty five percent (25%) may be granted in the form of Restricted Stock and Options for up to 7,500,000 shares may be granted in the form of Incentive Options, subject to adjustment as to the number and kind of shares in the same manner as pursuant to Section 4.3 hereof.

     For purposes of this limitation, in the event that (a) all or any portion of any Option or Restricted Stock granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Restricted Stock Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such grant of Restricted Stock, shall again be available for grant or issuance under the Plan.

     4.2 Accounting for Grants. For purposes of this Article 4, if a grant under this Plan is denominated in shares of Common Stock, the number of shares covered by such grant, or to which such grant relates, shall be counted on the date of grant against the aggregate number of shares of Common Stock available for making grants under the Plan; provided, however, that grants that operate in tandem with (whether granted simultaneously with or at a different time from) other grants may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

     4.3 Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company (or other similar corporate transaction or event) affects the shares of Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, subject to Section 4.4, in such manner as it may deem equitable, adjust any or all of (a) the number and type of shares of Common Stock (or other securities or property) which thereafter may be made the subject of grants made under the Plan, (b) the number and type of shares of Common Stock (or other securities or property) subject to outstanding grants made under the Plan, and (c) the purchase or exercise price with respect to any grant made under the Plan, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding grant made under the Plan; provided, however, that with respect to grants of Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of shares of Common Stock subject to any grant made under the Plan denominated in shares of Common Stock shall always be a whole number.

     4.4 If, and whenever, prior to the expiration of a grant theretofore made, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on shares of Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such grant may thereafter be vested or exercised (a) in the event of an increase in the number of outstanding shares of Common Stock shall be proportionately increased, and if the grant is an Option the purchase price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares of Common Stock shall be proportionately reduced, and if the grant is an Option the purchase price per share shall be proportionately increased.

                                   ARTICLE 5

                                    OPTIONS

     5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Option Agreement may be different from each other Option Agreement. No individual shall be granted Options totaling more than 2,000,000 shares of Common Stock in any single calendar year.

     5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Option is granted is a 10% Shareholder on the date of grant, the Exercise Price of an Incentive Option shall not be less than 110% of Fair Market Value on the date the Option is granted.

     5.3 Time and Method of Exercise. Subject to the provisions contained in the Plan and in a Participant's Option Agreement, unexercised vested shares of Common Stock under an Option may be exercised in whole or in part from time to time by request to the Company. Payment of the exercise price and any applicable tax withholding amounts must be made at the time of exercise, in whole or in part, by delivery of a cashier's check or shares of Common Stock, or any combination thereof having a Fair Market Value equal to such exercise price provided that the Fair Market Value of shares of Common Stock so delivered shall be equal to the closing price of such shares as reported in the "NYSE -- Composite Transaction" section of the Midwest Edition of the Wall Street Journal on the date of actual receipt by the Company of the notice exercising the Option or, if no prices are so reported on such day, on the last preceding day on which such prices of shares of Common Stock are so reported. An Option may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board. If the Company receives payment of the purchase price for the exercise of the Option through a broker financed exercise before the end of the third business day following the broker's execution of the sale of shares of Common Stock for the financed exercise, the exercise shall be effective at the time of such sale. Otherwise, the exercise shall be effective when the Company receives payment of the purchase price.

     5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.

     5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times, and subject to such conditions for accelerated vesting, including without limitation the achievement of specified performance goals or objectives, as may be determined by the Administrator.

     5.6 Annual Limit on Incentive Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

     5.7 Nontransferability of Options. No Option shall be assignable or transferable except pursuant to the provisions of Section 11.1 of this Plan and no Incentive Option may be transferred by the Optionee other than by will or the laws of descent and distribution.

     5.8 Rights as Shareholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a shareholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

     5.9 Grants to Residents and Citizens of Foreign Countries. Notwithstanding anything to the contrary in this Article 5, the Committee may, in its discretion, grant Options to residents and to citizens of countries other than the United States of America with the requirement that the exercise thereof be required to be made through a broker financed exercise as referenced in Section
5.3 above.

                                   ARTICLE 6

                                RESTRICTED STOCK

     6.1 Grants of Restricted Stock. A grant of Restricted Stock pursuant to a Restricted Stock Agreement entitles the recipient to acquire shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.

     6.2 Grants of Performance Based Restricted Stock. The Committee is authorized to make grants of Restricted Stock which qualify as performance-based compensation under Code Section 162(m), such that a) the issuance is contingent upon attainment of pre-established performance criteria; or b) restrictions lapse contingent upon attainment of pre-established performance criteria. The performance criteria to be used with such grants shall be recurring after-tax net income and/or cash flow, at the Company and/or subsidiary level, and earnings per share and/or total shareholder return, at the Company level, as determined at the sole discretion of the Committee. Performance criteria will be established by the Committee prior to the beginning of each performance period, defined as January 1 of each year, or such later date as permitted under the Code, or applicable regulations. Notwithstanding any other provision of the Plan, no individual shall receive a grant of Restricted Stock under this Section
6.2 totaling more than 100,000 shares of Common Stock in any single calendar year. Recurring after-tax net income means after-tax net income subject to adjustment by the Committee in its sole discretion for what the Committee considers an unordinary or nonrecurring items of after-tax net income.

     6.3 Restricted Stock Agreement. Each Restricted Stock Agreement shall be in such form, and shall set forth the terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this

Plan, as the Administrator shall, from time to time, deem desirable. Each Restricted Stock Agreement may be different from each other Restricted Stock Agreement.

     6.4 Rights as a Shareholder. Upon becoming vested in Restricted Stock, a Participant shall have the rights of a shareholder with respect to the Restricted Stock granted pursuant to the Restricted Stock Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth herein and in the Restricted Stock Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested and are no longer subject to any restrictions on transfer in accordance with the terms of the Restricted Stock Agreement.

     6.5 Vesting of Restricted Stock. The Restricted Stock Agreement shall specify the date or dates, the performance goals or objectives that must be achieved, if any, and any other conditions on which the Restricted Stock may vest.

     6.6 Dividends. All dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on unvested Restricted Stock shall be withheld from the respective Participant and credited by the Company for the Participant's account. At such time as a Participant becomes vested in a portion of the grant of Restricted Stock, all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such vested Restricted Stock shall be released to the Participant. Interest shall not be paid on any dividends or distributions or cash equivalent thereof, credited by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or cash equivalent thereof, in shares of Common Stock of the Company rather than in cash. If payment is made in shares, the conversion to shares shall be at the Fair Market Value. Dividends and distributions, or cash equivalent thereof credited on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited.

     6.7 Nonassignability of Rights. No Participant's right to acquire shares of Restricted Stock shall be assignable or transferable except pursuant to the provisions of Section 11.1 of this Plan.

                                   ARTICLE 7

                           ADMINISTRATION OF THE PLAN

     7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Committee consisting of two
(2) or more members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and are "outside directors" as referenced in Regulation 1.162-27(e)(3) issued under the Code (the "Committee" or "Administrator"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.

     7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options and grants of Restricted Stock shall be granted, the number of shares to be represented by each Option and grant of Restricted Stock and the consideration, if any, to be received by the Company upon the exercise thereof;
(b) to construe and interpret provisions of the Plan and other documents and agreements pertaining to the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Restricted Stock Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Restricted Stock Agreement granted under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Restricted Stock Agreement; (g) to accelerate the vesting of any Option or grant of Restricted Stock; (h) to extend the exercise date of any Option and vesting date of any grant of Restricted Stock; (i) except for changing the Exercise Price of a granted Option, to amend outstanding Option Agreements and Restricted

Stock Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Restricted Stock or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8

                               CHANGE IN CONTROL

     8.1 Change in Control of Enron Corp. If at any time after the date the Plan is adopted when Enron Corp. directly or indirectly owns thirty percent (30%) or more of the capital stock of the Company, a transaction occurs which is not approved, recommended or supported by a majority of the board of directors of Enron Corp. in actions taken prior to, and with respect to, such transaction in which:

          (i) Enron Corp. merges or consolidates with any other entity (other than one of Enron Corp.'s wholly owned subsidiaries) and is not the surviving entity (or survives only as the subsidiary of another person or entity),

          (ii) Enron Corp. sells all or substantially all of its assets to any other person or entity,

          (iii) Enron Corp. is dissolved,

          (iv) any third person or entity (other than the trustee or committee of any qualified employee benefit plan of Enron Corp.), together with its Affiliates and Associates, shall be, directly or indirectly, the Beneficial Owner of at least thirty percent (30%) of the outstanding capital stock of Enron Corp., or

          (v) the individuals who constitute the members of Enron Corp.'s board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by Enron Corp.'s stockholders was approved by a vote of at least eighty percent (80%) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Enron Corp. in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board, then within (a) ten days of the approval by the stockholders of Enron Corp. of such merger, consolidation, sale of assets or dissolution as described in clause
(i), (ii) or (iii) of this Section 8.1, or (b) thirty (30) days of the occurrence of such change of Beneficial Ownership or Directors as described in clause (iv) or (v) of this Section 8.1, with respect to outstanding grants of Restricted Stock made under Article 6, all such grants of Restricted Stock, irrespective of whether they are then vested, shall be surrendered to the Company by each grantee thereof and such grants shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the grant of Restricted Stock held by such grantee multiplied by the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate, and with respect to outstanding grants of Options made under Article 5, all such outstanding Options irrespective of whether they are then exercisable, shall be surrendered (at such time as may be necessary to comply with Rule 16b-3 under the

Securities Exchange Act of 1934, as amended, if applicable) to the Company by each grantee thereof and such Options shall thereupon be cancelled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options held by such grantee multiplied by the difference between (x) and (y) where (y) equals the purchase price per Share covered by the Option, and (x) equals the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate.

     8.2 Change in Control of the Company. If a transaction occurs after the date the Plan is adopted in which as a result of a transaction that has not been approved, recommended or supported by a majority of the board of directors of the Company in actions taken prior to, and with respect to, such transaction:

             (i) the Company merges or consolidates with any other entity (other than one of the Company's wholly owned subsidiaries) and is not the surviving entity (or survives only as the subsidiary of another person or entity), or

             (ii) the individuals who constitute the members of Company's Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date of the public offering whose election or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board, then within (a) ten days of the approval by the stockholders of the Company of such merger or consolidation as described in clause (i) of this Section 8.2 or
(b) thirty (30) days of the occurrence of such change of Directors as described in clause (ii) of this Section 8.2, then with respect to outstanding grants of Restricted Stock made under Article 6, all such grants of Restricted Stock, irrespective of whether they are then vested, shall be surrendered to the Company by each grantee thereof and such grants shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the grant of Restricted Stock held by such grantee multiplied by the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause (ii)) to be the date of cancellation and surrender of such Options, and with respect to outstanding grants of Options made under Article 5, all such outstanding Options, irrespective of whether they are then exercisable, shall be surrendered (at such time as may be necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended) to the Company by each grantee thereof and such Options shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options held by such grantee multiplied by the difference between (x) and (y) where (y) equals the purchase price per Share covered by the Option, and (x) equals (1) the per share price offered to stockholders of the Company in any such merger or consolidation, or (2) the Fair Market Value of a Share on the date determined by the Administrator (as constituted prior to any change described in clause (ii)) to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this
Section 8.2 consists of anything other than cash, the Administrator (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

                                   ARTICLE 9

                     AMENDMENT AND TERMINATION OF THE PLAN

     9.1 Amendments. The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which a grant has not theretofore been made. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient; and provided further, that notwithstanding any other provision of the Plan or any grant agreement, without the approval of the stockholders of the Company no such amendment or alteration shall be made that would:

          (i) increase the total number of shares of Common Stock available for grants under the Plan, except as provided in Article 4 hereof;

          (ii) change the minimum exercise price for grant of Options;

          (iii) extend the maximum period during which grants may be made under the Plan; or

          (iv) increase the maximum number of shares of Common Stock for which Options may be granted under Section 5.1 or shares of performance-based Restricted Stock that may be granted under Section 6.2 to any individual in any calendar year.

     The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of its Effective Date. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on February 1, 2009 and no Options or grants of Restricted Stock may be granted under the Plan thereafter, but Option Agreements and Restricted Stock Agreements then outstanding shall continue in effect in accordance with their respective terms and provisions.

     9.3 Employees in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Affiliated Companies may operate to assure the viability of the benefits from grants made to eligible employees employed in such countries and to meet the objectives of the Plan.

                                   ARTICLE 10

                                TAX WITHHOLDING

     10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, up to an amount equivalent to settle the minimum statutory tax withholding rates for federal and state tax purposes including payroll taxes by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant's tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

                                   ARTICLE 11

                                 MISCELLANEOUS

     11.1 Benefits Not Alienable. No grant of an Option or Restricted Stock and no right under any such grant shall be assignable, alienable, saleable or transferable by a Participant other than:

          (a) by will or by the laws of descent and distribution;

          (b) pursuant to a "domestic relations order" as defined in Section 414 of the Code or Section 206 of the Employee Retirement Income Security Act of 1974, as amended;

          (c) by transfer by an eligible Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan (including limiting such transfer to Participants who are directors or senior executives), to:

           (I)    a member of his or her Immediate Family,

           (II) a trust solely for the benefit of the Participant and his or her immediate Family, or

           (III) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family members,

          (d) by designation, in a manner established by the Committee, of a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any grant upon the death of the Participant.

          Each transferee described in (b) and (c) above is hereafter referred to as a "Permitted Transferee", provided that the Committee is notified in writing of the terms and conditions of any transfer intended to be described in (b) or (c) and the Committee determines that the transfer complies with the requirements of the Plan and the applicable grant agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (a), (b), (c) or (d) shall be void and unenforceable against the Company. "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children or grandchildren (including adopted and stepchildren).

     The terms and provisions of Option Agreements and Restricted Stock Agreements shall be binding upon the beneficiaries, executors and administrators of the Participant and on the Permitted Transferees of the Participant (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transferees shall not reassign any such agreement other than by will or by the laws of descent and distribution. A grant and underlying agreement shall be exercised only by the Participant (or his or her attorney in fact or guardian) (including, in the case of a transferred grant and underlying agreement, by a Permitted Transferee), or, in the case of the Participant's death, by the Participant's executor or administrator (including, in the case of a transferred grant and underlying agreement, by the executor or administrator of the Permitted Transferee), and all exercises of a grant shall be accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligation on such exercise or by other arrangements satisfactory to the Committee to provide for such payment. Any unauthorized attempt at assignment, transfer, pledge or other disposition of a grant made under the Plan shall be without effect.

     11.2 No Enlargement or Employee Rights. This Plan is strictly a voluntary undertaking on of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

     11.3 Application of Funds. Any proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements, except as otherwise provided herein, will be used for general corporate purposes.

                                   ARTICLE 12

                APPROVED SHARE OPTION SCHEME FOR UK PARTICIPANTS

     12.1 Purpose. The purpose of these additional sections is to obtain Approved Share Option Scheme status for UK Participants under the Plan. These sections are to be read as a continuation of the Plan and modify the Options granted thereunder only in relation to UK resident Participants who are granted Options under the Plan with additional sections. They do not add to or modify the Plan in respect of any other category of Participant.

     12.2 Additional Definitions. The following additional capitalized definitions shall have the respective meanings set forth below:

          (a) "Act" shall mean the Income and Corporation Taxes Act 1988.

          (b) "Approved Option" shall mean an Option granted under the Plan with additional sections to a UK Participant while the Plan with additional sections is approved by the UK Inland Revenue under the Act.

          (c) "Limit" shall mean the greater of

             (i) L100,000 or

             (ii) if there were Relevant Emoluments for the preceding Year of Assessment, four times the amount of the Relevant Emoluments for the current or preceding Year of Assessment (whichever of those years gives the greater amount) or

             (iii) if there were no Relevant Emoluments for the preceding Year of Assessment, four times the amount of the Relevant Emoluments for the period of 12 months beginning with the first day during the current Year of Assessment in respect of which there are Relevant Emoluments.

          (d) "Relevant Emoluments" shall mean such of the emoluments of the UK Participant as are liable to be paid under deduction of PAYE income tax.

          (e) "UK Participant" shall mean an employee or director of the Company or any participating Affiliate who satisfies the eligibility criteria in
     Article 3 of the Plan (as modified by Article 12).

          (f) "Year of Assessment" shall mean a year beginning on any 6th of April and ending on the following 5th of April.

     12.3 Modified Definitions. The following definitions in Article 2 of the Plan shall be modified as set forth below in relation to Approved Options only and shall be so construed throughout the Plan:

          (a) "Affiliate" shall mean any company which is both a Subsidiary of the Company (as defined by Section 736 of the Companies Act 1985) and under the Control of the Company (as defined by Section 840 of the Act) and which is for the time being designated by the Committee as a participating Affiliate.

          (b) "Option" shall mean Non-Qualified Options only.

          (c) "Common Stock" shall mean shares of Common Stock of the Company which satisfy the provisions of paragraph 10 to 14 inclusive of Schedule 9 to the Act.

     12.4 Omitted Definitions. The following definitions in Article 2 shall be treated as having been omitted therefrom in relation to Approved Options only and the Plan shall accordingly be constructed throughout as if all references to such definitions had been omitted:

          (i) "Incentive Option" and "Incentive Option Agreement".

          (ii) "Restricted Stock" and "Restricted Stock Agreement".

     12.5 Nonapplicable Sections. Sections 4.3 and 4.4 shall not apply to Approved Options.

     12.6 Variation of Share Capital. In the event of any variation of the share capital of the Company by way of capitalization or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any Approved Option and the Exercise Price for each of those Shares shall be adjusted in such manner as the Committee decide to be fair and reasonable provided that:

          (i) the aggregate amount payable on the exercise of an Approved Option in full is not increased

          (ii) the Exercise Price for a Share is not reduced below its par value

          (iii) no adjustment shall be made without the prior approval of the Board of Inland Revenue and

          (iv) following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 to the Act.

     12.7 Eligibility. Article 3 shall be modified in relation to Approved Options so that:

          (a) only Directors of the Company or a participating Affiliate who are required to devote substantially the whole of their time to their duties and in any case not less than 25 hours per week (excluding meal breaks), and

          (b) Employees who are not Directors of the Company or a participating Affiliate who are required to devote substantially the whole of their time to their duties and in any case not less than 20 hours per week (excluding meal breaks) who are not ineligible to participate in the Plan by virtue of paragraph 8 of Schedule 9 to the Act (material interest in a close company) shall be eligible to be designated a Participant.

     12.8  Grants of Options.

          A. Exercise Price. The provisions of Section 5.1(i) of the Plan shall be modified in relation to Approved Options as if the words: "shall be specified in the Award Agreement and" had been included immediately after the word "Option" in line 1 thereof.

          B. Time and Method of Exercise. Section 5.1(ii) of the Plan shall be modified in relation to Approved Options so that an Option may only be exercised by a Participant giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment either in cash or by the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the relevant exercise price. No Approved Option may be exercised by a UK Participant who has become ineligible to participate in the Plan by virtue of paragraph 8 of Schedule 9 to the Act (material interest in a close company).

     12.9 Restricted Stock. The provisions of Article 6 of the Plan shall not apply to Approved Options.

     12.10  General.

          A. Further Limitations on the Amount of Awards. No Approved Options shall be granted to UK Participants if at the relevant date of grant the aggregate Exercise Price of all subsisting Approved Options granted under the Plan and any other plan established by the Company or any associated company of the Company and approved by the Inland Revenue under the provisions of Schedule 9 to the Act (other than a savings-related share option scheme) would exceed the Limit.

          B. Limits on Transfer of Awards. Section 11.1 of the Plan shall be modified so that Approved Options will only be exercisable for the period of 12 months following the death of the relevant UK Participant. The provisions of Section 11.1(b) and Section 11.1(c) shall not apply to Approved Options.

          C. Issue or Transfer of Shares. The appropriate number of Shares shall be allotted or transferred (as the case may be) within 30 days following the exercise of an Option.

     12.11 Amendments to the Plan. No amendments to the Plan which relate to an Approved Option shall be effective unless they are approved by the UK Inland Revenue.

     12.12 No Adjustments of Awards. The provisions of Article 8 of the Plan shall not apply to Approved Options.

                                 [AZURIX LOGO]

                                    PROXY

[AZURIX LOGO]                     AZURIX CORP.

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AZURIX CORP.
                      FOR ANNUAL MEETING ON JUNE 13, 2000

     The Undersigned hereby appoints Rebecca P. Mark, John C. Ale and Peggy B. Menchaca, or any of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of Azurix Corp. ("Azurix") to be held at 10:00 a.m. Houston time on Tuesday, June 13, 2000, in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas St., Houston, Texas, or at any adjournment thereof, and to vote at such meeting the shares of stock of Azurix that the undersigned held of record on the books of Azurix on the record date for the meeting.

ELECTION OF DIRECTORS, NOMINEES:               (change of address/comments)
John H. Duncan
Joseph W. Sutton                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                           (If you have written in the above
                                           space, please mark the corresponding
                                           box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE         -------------
APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY     SEE REVERSE
BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF              SIDE
DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES   -------------
UNLESS YOU SIGN AND RETURN THIS CARD.

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS
    1, 2 AND 3.
--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
--------------------------------------------------------------------------------
                           FOR  WITHHELD
1. Election of
   Directors.              [ ]    [ ]
   (see reverse)

For, except vote withheld from the following nominee(s):


--------------------------------------------------------

 o                                  FOR      AGAINST      ABSTAIN
2. Approval of the
   Azurix Corp. 1999                [ ]        [ ]          [ ]
   Stock Plan in order
   to qualify grants
   under the plan as
   performance-
   based
   compensation.

             o         o            FOR      AGAINST      ABSTAIN
3. Ratification of appointment of   [ ]        [ ]          [ ]
   independent accountants



4. In the discretion of the proxies named             Change of Address/
   herein, the proxies are authorized to              Comments on         [ ]
   vote upon other matters as are                     Reverse Side
   properly brought before the meeting.




All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



-----------------------------------------------------------------------


-----------------------------------------------------------------------
SIGNATURE(S)                                          DATE



                            O FOLD AND DETACH HERE O


[AZURIX LOGO]                                              THIS IS YOUR PROXY
                                                         YOUR VOTE IS IMPORTANT.


             IF YOU NEED ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

O ADDRESS CHANGES - LEGAL TRANSFERS

O CONSOLIDATION OF ACCOUNTS - ELIMINATE MULTIPLE ACCOUNTS FOR ONE HOLDER AND
  CERTAIN DUPLICATE SHAREHOLDER MAILINGS GOING TO ONE ADDRESS. (Annual reports and proxy materials would continue to be mailed to each shareholder.)

           JUST CALL OUR TRANSFER AGENT'S TELEPHONE RESPONSE CENTER:
                         (800)519-3111 OR (201)324-1225
                                  OR WRITE TO:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
                            A DIVISION OF EQUISERVE
                                 P.O. BOX 2500
                           JERSEY CITY, NJ 07303-2500

                            http://www.equiserve.com

                  FOR EARNINGS INFORMATION, CALL (713)646-9531